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                                                                  Exhibit d(iii)

         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                        EASTERN TIME ON JANUARY 23, 1998

RIGHTS AVAILABLE __________  COMMON SHARES AVAILABLE FOR SUBSCRIPTION __________

                            CIGNA HIGH INCOME SHARES
             EXERCISE FORM FOR RIGHTS TO SUBSCRIBE FOR COMMON SHARES

Dear Shareholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS TEAR OFF CARD. PLEASE RETAIN THE TOP PORTION FOR YOUR RECORDS AND RETURN THE BOTTOM PORTION.

As the record holder of rights to acquire Common Shares (the "Rights") of CIGNA High Income Shares (the "Fund"), you are entitled to subscribe for the number of Common Shares of the Fund shown above, pursuant to the Primary Subscription, upon terms and conditions and at the Subscription Price for each Common Share specified in the Prospectus relating thereto. The Rights issued to you also entitle you to participate in the Over-Subscription Privilege, as described in the Prospectus. Pursuant to the Over-Subscription Privilege, you may purchase any number of additional Common Shares if such Common Shares are available and you have fully exercised your rights on Primary Subscription (other than those Rights which cannot be exercised because they represent the right to acquire less than one full Common Share).

Certificates for the Common Shares subscribed for on Primary Subscription and, to the extent available, pursuant to the Over- Subscription Privilege will be delivered as soon as practicable after payment for the Common Shares subscribed for has cleared, the Offer has expired and the allocation of Common Shares pursuant to the Over-Subscription Privilege is complete. Participants in the Fund's Dividend Reinvestment Plan (the "Plan") will, however, have any Common Shares acquired with respect to Common Shares held in their shareholder dividend reinvestment accounts in the Plan credited to such accounts and Shareholders whose Common Shares are held of record by Cede & Co., Inc. or by any other depository or nominee on their behalf or their brokers' behalf will have any Common Shares acquired credited to the account of such depository or nominee. Any refunds in connection with subscriptions (either because the estimated Subscription Price exceeds the actual Subscription Price or because there are not enough Common Shares available to satisfy in full all requests pursuant to the Over-Subscription Privilege) will be delivered as soon as practicable after the expiration of the Offer.
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                   HOW TO CALCULATE THE FULL PRIMARY SUBSCRIPTION ENTITLEMENT
No. of Common Shares owned __________________/ 3 = ___________ new Common Shares
                                                   (ignore fractions)
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                   THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE

Full payment of the estimated Subscription Price for Common Shares subscribed for both on Primary Subscription and pursuant to the Over-Subscription Privilege must accompany the Exercise Form and must be made payable in United States dollars by a money order or check drawn on a bank located in the United States payable to CIGNA High Income Shares. Alternatively, a Notice of Guaranteed Delivery must be received by the Subscription Agent before 5:00 p.m. Eastern time on January 23, 1998.

SECTION 1: DETAILS OF SUBSCRIPTION - PLEASE PRINT ALL INFORMATION CLEARLY AND
                                     LEGIBLY AND COMPLETE BOTH SIDE OF FORM.

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IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT: CONTROL NO. ________________
                                                    ACCOUNT NO._________________
A. I APPLY FOR MY FULL ENTITLEMENT OF NEW
   COMMON SHARES. ____________ X $_____=$_________________________
                  (NO. OF NEW
                  COMMON SHARES)
B. I APPLY FOR THE OVER-SUBSCRIPTION
   PRIVILEGE*     ____________ X $_____=$_________________________
                  (NO. OF ADDITIONAL
                  COMMON SHARES)
                  AMOUNT ENCLOSED   $_____________________________
* YOU CAN ONLY EXERCISE YOUR OVER-SUBSCRIPTION PRIVILEGE IF YOU HAVE FULLY EXERCISED YOUR RIGHTS ON PRIMARY SUBSCRIPTION, OTHER THAN THOSE RIGHTS THAT WOULD ENTITLE YOU TO SUBSCRIBE FOR LESS THAN ONE FULL COMMON SHARE.
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IF YOU DO NO WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

C. I APPLY FOR ___________________ X $______ = ______________________
               (NO. OF NEW                   (AMOUNT ENCLOSED)
                COMMON SHARES)
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                                     TO: State Street Bank and Trust Company
                                         Corporate Reorganization
                                         P.O. Box 9061
                                         Boston, MA 02205-8686


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SECTION 2: TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Offer, and I hereby irrevocably subscribe for the number of new Common Shares indicated on the front of this card on the terms and conditions set out in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of the estimated Subscription Price of $______.

    I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature of Subscriber(s)   _________________________________________________

                             _________________________________________________

Please give your telephone #(    )____________________________________________
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     If you wish to have your Certificates for your Common Shares and refund check (if any) delivered to an address other than that listed on this card you must have your signature guaranteed by a member firm of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.

______________________________________________________________________________

______________________________________________________________________________
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